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                                                                Exhibit (a)(3)

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                     SHARES OF 15% NON-CUMULATIVE PERPETUAL
                   PREFERRED STOCK, SERIES A, PAR VALUE $1.00
                                       OF
                                 RB ASSET, INC.

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Exchange Offer of RB Asset, Inc. (the
"Company") made pursuant to the Offering Circular dated November 25, 1998 (the
"Offering Circular") and the accompanying Letter of Transmittal, if (i) certificates for shares of the Company's 15% Non-Cumulative Perpetual Preferred
Stock, Series A, par value $1.00 (the "Series A Preferred Stock"), are not immediately available; (ii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis; or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, as Exchange
Agent (the "Exchange Agent"), prior to the Expiration Date (as defined in the
Offering Circular) of the Exchange Offer. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering
Shares--Guaranteed Delivery" in the Offering Circular.

                  The Exchange Agent for the Exchange Offer is:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

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
    By Mail or Overnight Courier:                      By Hand:
American Stock Transfer & Trust Company  American Stock Transfer & Trust Company
            40 Wall Street                          40 Wall Street
              46th Floor                              46th Floor
          New York, NY 10005                      New York, NY 10005
    Attention: Exchange Department          Attention: Exchange Department


                                  By Facsimile:
                                 (718) 234-5001
                         Confirm facsimile by telephone
                                 (718) 921-8200

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to RB Asset, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offering Circular and in the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares of Series A Preferred Stock indicated below pursuant to the guaranteed delivery procedure set forth in the Offering Circular.


Number of Shares of Series A Preferred Stock Tendered: ________________________

Name(s) of Record Holder(s):___________________________________________________

                            ___________________________________________________
                                        Please Type or Print



Address(es):___________________________________________________

            ___________________________________________________
                                                       Zip Code

Area Code and Tel. No.:________________________________________

Certificate No(s). (if available):_____________________________

Share Certificates:____________________________________________


Signature(s):__________________________________________________

Dated: _____________, 1998

Type or Print If shares of Series A Preferred Stock will be tendered by book-entry transfer provide the appropriate account number

Account Number:________________________________________________

                                    GUARANTEE
                    (Not To Be Used For Signature Guarantee)

     The undersigned, a firm which is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby (a) represents that the tender of shares of Series A Preferred Stock effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Exchange Agent, at one of its addresses set forth above, of certificates representing the shares of Series A Preferred Stock tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such shares of Series A Preferred Stock into the Exchange Agent's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees, and any other required documents, within three Nasdaq National Market trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and the certificates for shares of Series A Preferred Stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:  ________________________________________________________________

Authorized Signature:  ________________________________________________________

Title:  _______________________________________________________________________

Address:  _____________________________________________________________________

_______________________________________________________________________________
                                                                       Zip Code

Area Code and Tel. No.: _______________________________________________________

Dated:  _______________________________________________________________, 1998

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OF SERIES A PREFERRED STOCK WITH THIS NOTICE. CERTIFICATES FOR SHARES OF SERIES A PREFERRED STOCK SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.